Exhibit 99

NextEra Energy Partners, LP
Media Line: 561-694-4442
Oct. 24, 2023

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports third-quarter 2023 financial results
•Increases limited partner distributions per unit at an annualized rate of 6% from its second-quarter 2023 distribution
•Announces plans to repower approximately 740 megawatts of wind projects through 2026

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported third-quarter 2023 net income attributable to NextEra Energy Partners of $53 million. NextEra Energy Partners also reported third-quarter 2023 adjusted EBITDA of $488 million and cash available for distribution (CAFD) of $247 million.

"NextEra Energy Partners delivered solid adjusted EBITDA and CAFD results this quarter, and we remain focused on executing against our transition plans and delivering limited partner distribution growth of 6% through at least 2026," said John Ketchum, chairman and chief executive officer. "Today, we are announcing plans to repower approximately 740 megawatts of wind facilities, which are projected to generate attractive CAFD yields as we execute against our growth plan."

Natural gas pipeline portfolio sales process update
NextEra Energy Partners is continuing its process to sell the Texas natural gas pipeline portfolio. Assuming successful sales of the Texas pipeline portfolio and Meade natural gas pipeline assets, the partnership expects sale proceeds would address the equity buyouts associated with the STX Midstream, 2019 NEP Pipelines and NEP Renewables II convertible equity portfolio financings due through 2025. In late September and early October, NextEra Energy Partners primarily used subsidiary and corporate revolvers to complete the final buyouts of $402 million of the STX Midstream convertible equity portfolio financing and would replenish these borrowings with a portion of the pipeline sale proceeds.

Plans to repower wind facilities
As progress against its growth targets, NextEra Energy Partners today is announcing plans to repower approximately 740 megawatts of wind facilities through 2026. The repowerings are projected to generate attractive CAFD yields, and the partnership expects to fund the repowerings with either tax equity or project-specific debt. NextEra Energy Partners remains focused on executing additional repower opportunities in the future across its roughly 8-gigawatt wind portfolio.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.8675 per common unit (corresponding to an annualized rate of $3.47 per common unit) to the unitholders of

NextEra Energy Partners. This declaration reflects an annualized increase of 6% from its second-quarter 2023 distribution per common unit. The distribution will be payable on Nov. 14, 2023, to unitholders of record as of Nov. 6, 2023.

Outlook
From a base of its second-quarter 2023 distribution per common unit at an annualized rate of $3.42, NextEra Energy Partners continues to see 5% to 8% growth per year in limited partner distributions per unit, with a current target of 6% growth per year, as being a reasonable range of expectations through at least 2026. The partnership does not expect to require growth equity until 2027. For 2023, the partnership currently expects the annualized rate of the fourth-quarter 2023 distribution that is payable in February of 2024 to be $3.52 per common unit.

NextEra Energy Partners expects run-rate contributions for adjusted EBITDA and CAFD from its forecasted portfolio at Dec. 31, 2023, to be in the ranges of $1.9 billion to $2.1 billion and $730 million to $820 million, respectively. Year-end 2023 run-rate projections reflect calendar-year 2024 contributions from the forecasted portfolio at year-end 2023.

These expectations are as usual subject to the caveats listed below.

The adjusted EBITDA and related CAFD associated with the Texas natural gas pipeline portfolio have been excluded from these run-rate financial expectations.

Conference call information
As previously announced, NextEra Energy Partners' third-quarter 2023 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be third-quarter 2023 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in geographically diverse wind, solar and energy storage projects in the U.S. as well as natural gas infrastructure assets in Texas and Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

Adjusted EBITDA, CAFD, limited partner distributions, equity issuances and other expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy support for wind and solar development and construction; market demand and transmission expansion support for wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no changes to governmental policies or incentives; timely progress and successful completion of the partnership's transition plans announced in May 2023; and excludes results for the Texas natural gas pipeline portfolio. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and

CAFD run-rate expectations have not been reconciled to expected net income because NextEra Energy Partners' net income includes unrealized mark-to-market gains and losses related to derivative transactions, which cannot be determined at this time.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP's control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, cash available for distribution (CAFD) and unit distribution expectations, as well as statements concerning NEP's future operating performance, equity issuance expectations, financing needs, NEP's transition plans announced in May 2023, planned repowering of wind facilities and results of dispositions. In some cases, you can identify the forward-looking statements by words or phrases such as "will," "may result," "expect," "anticipate," "believe," "intend," "plan," "seek," "aim," "potential," "projection," "forecast," "predict," "goals," "target," "outlook," "should," "would" or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP's ability to make cash distributions to its unitholders is affected by the performance of its renewable energy projects which could be impacted by wind and solar conditions and in certain circumstances by market prices; operation and maintenance of renewable energy projects and pipelines involve significant risks that could result in unplanned power outages, reduced output or capacity, personal injury or loss of life; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP may pursue the repowering of renewable energy projects or the expansion of natural gas pipelines that would require up-front capital expenditures and could expose NEP to project development risks; geopolitical factors, terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; the ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not provide protection against all significant losses; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP's cost of operations and affect or limit its business plans; NEP's renewable energy projects or pipelines may be adversely affected by legislative changes or a failure to comply with applicable energy and pipeline regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the subsidiaries’ of NEP that directly own the natural gas pipeline assets located in Texas ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and Mexico; NEP is subject to risks associated with its ownership interests in projects that are under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; if the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect NEP's pipeline operations and cash flows; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utility holding companies, developers, independent power producers, pension funds and private equity funds for opportunities in North America; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions and pursue other growth opportunities; restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries' cash distributions to NEP under the terms of their indebtedness or other financing agreements; NEP's subsidiaries' substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; NEP’s plan to sell its natural gas pipeline assets for adequate proceeds may be unsuccessful, and NEP may have to rely on other sources of capital in order to purchase noncontrolling membership interests in certain subsidiaries and to finance future growth; NEP is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on NEP's business, financial condition, liquidity, results of operations and ability to make cash distributions to its unitholders; NEE has influence over NEP; under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) and certain of its affiliates are permitted to borrow funds received by NextEra Energy Operating Partners, LP (NEP OpCo) or its subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER's performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC under certain limited circumstances; if the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE's potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; if NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; holders of NEP's units may be subject to voting restrictions; NEP's partnership agreement replaces the fiduciary duties that NEP GP and NEP's directors and officers might have to holders of its common units with contractual standards governing their duties and the New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP's directors or NEP GP that might otherwise constitute breaches of fiduciary duties; certain of NEP's actions require the consent of NEP GP; holders of NEP's common units currently cannot remove NEP GP without NEE's consent and provisions in NEP's partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable; NEE's interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; the liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of common units, or other limited partnership interests, or securities convertible into, or settleable with, common units, and any subsequent conversion or settlement, will dilute common unitholders' ownership in NEP, may decrease the amount of cash available for distribution for each common unit, will impact the relative voting strength of outstanding NEP common units and issuance of such securities, or the possibility of issuance of such securities, as well as the resale, or possible resale following conversion or settlement, may result in a decline in the market price for NEP's common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; and distributions to unitholders may be taxable as dividends. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2022 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
OPERATING REVENUES
Renewable energy sales	$308	$236	$847	$762
Texas pipelines service revenues	59	66	171	183
Total operating revenues	367	302	1,018	945
OPERATING EXPENSES
Operations and maintenance	128	153	412	417
Depreciation and amortization	145	107	412	315
Taxes other than income taxes and other	21	1	54	32
Total operating expenses – net	294	261	878	764
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	—	8	—	35
OPERATING INCOME	73	49	140	216
OTHER INCOME (DEDUCTIONS)
Interest expense	17	155	(207)	853
Equity in earnings of equity method investees	58	52	131	154
Equity in earnings of non-economic ownership interests	13	20	16	56
Other – net	2	1	6	2
Total other income (deductions) – net	90	228	(54)	1,065
INCOME BEFORE INCOME TAXES	163	277	86	1,281
INCOME TAXES	31	45	16	178
NET INCOME	132	232	70	1,103
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(79)	(153)	18	(660)
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$53	$79	$88	$443

Earnings per common unit attributable to NextEra Energy Partners, LP – basic	$0.57	$0.93	$0.96	$5.25
Earnings per common unit attributable to NextEra Energy Partners, LP – assuming dilution(a)	$0.57	$0.93	$0.96	$5.25
Weighted-average number of common units outstanding – basic	93.4	85.1	91.0	84.3
Weighted-average number of common units outstanding – assuming dilution	93.4	85.6	91.0	84.4
__________________________
(a)    Adjusted for impact of diluted securities

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$132	$232	$70	$1,103
Add back:
Depreciation and amortization	145	107	412	315
Interest expense	(17)	(155)	207	(853)
Income taxes	31	45	16	178
Tax credits	212	162	691	577
Amortization of intangible assets/liabilities – PPAs – net	21	37	61	109
Noncontrolling interests in NET Mexico, Silver State, Star Moon Holdings, Emerald Breeze and Sunlight Renewables Holdings	(34)	(28)	(76)	(70)
Gains on disposal of businesses/asset – net	—	(8)	—	(35)
Equity in earnings of non-economic ownership interests	(13)	(20)	(16)	(56)
Depreciation and interest expense included within equity in earnings of equity method investees	14	16	54	35
Other	(3)	(11)	2	(13)
Adjusted EBITDA	$488	$377	$1,421	$1,290
Tax credits	(198)	(162)	(649)	(577)
Other – net	(3)	(7)	(6)	(11)
Cash available for distribution before debt service payments	$287	$208	$766	$702
Cash interest paid	(60)	(53)	(149)	(141)
Debt repayment principal(a)	20	30	(14)	—
Cash available for distribution	$247	$185	$603	$561
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(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$332	$235
Accounts receivable	139	137
Other receivables	62	41
Due from related parties	333	1,131
Inventory	78	51
Derivatives	82	65
Other	96	202
Total current assets	1,122	1,862
Other assets:
Property, plant and equipment – net	15,693	14,949
Intangible assets – PPAs – net	2,029	2,010
Intangible assets – customer relationships – net	514	526
Derivatives	220	369
Goodwill	913	891
Investments in equity method investees	2,038	1,917
Deferred income taxes	232	195
Other	452	333
Total other assets	22,091	21,190
TOTAL ASSETS	$23,213	$23,052
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$280	$868
Due to related parties	66	92
Current portion of long-term debt	1,342	38
Accrued interest	34	28
Accrued property taxes	45	31
Other	73	269
Total current liabilities	1,840	1,326
Other liabilities and deferred credits:
Long-term debt	5,139	5,250
Asset retirement obligations	327	299
Due to related parties	54	54
Intangible liabilities – PPAs – net	1,232	1,153
Other	211	198
Total other liabilities and deferred credits	6,963	6,954
TOTAL LIABILITIES	8,803	8,280
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	101
EQUITY
Common units (93.4 and 86.5 units issued and outstanding, respectively)	3,540	3,332
Accumulated other comprehensive loss	(7)	(7)
Noncontrolling interests	10,877	11,346
TOTAL EQUITY	14,410	14,671
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$23,213	$23,052

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$70	$1,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	412	315
Intangible amortization – PPAs	61	109
Change in value of derivative contracts	140	(986)
Deferred income taxes	16	177
Equity in earnings of equity method investees, net of distributions received	(7)	(20)
Equity in earnings of non-economic ownership interests, net of distributions received	(16)	(52)
Gains on disposal of businesses/assets – net	—	(35)
Other – net	15	2
Changes in operating assets and liabilities:
Current assets	(63)	(37)
Noncurrent assets	(87)	—
Current liabilities	11	35
Net cash provided by operating activities	552	611
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of membership interests in subsidiaries – net	(666)	(190)
Capital expenditures and other investments	(1,064)	(958)
Proceeds from sale of a business	55	204
Payments from (to) related parties under CSCS agreement – net	206	(8)
Distributions from equity method investee	—	15
Reimbursements from related parties for capital expenditures	904	895
Other	1	4
Net cash used in investing activities	(564)	(38)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	315	147
Issuances of long-term debt, including premiums and discounts	1,384	92
Retirements of long-term debt	(349)	(616)
Debt issuance costs	(2)	(5)
Partner contributions	—	1
Partner distributions	(554)	(468)
Proceeds on sale of Class B noncontrolling interests – net	—	408
Payments to Class B noncontrolling interest investors	(122)	(144)
Buyout of Class B noncontrolling interest investors	(590)	—
Proceeds on sale of differential membership interests	92	—
Proceeds from differential membership investors	153	136
Payments to differential membership investors	(219)	(30)
Change in amounts due to related parties	(1)	(17)
Other	2	(3)
Net cash provided by (used in) financing activities	109	(499)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	97	74
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	284	151
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$381	$225